UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2006

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

11425 West Lake Park Drive, Suite 900 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2006, the Company announced that Mr. Jeffrey E. Horn, the Company’s Vice President of Global Sales and Marketing, resigned effective August 1, 2006, to pursue opportunities in the real estate development market.  In connection with this resignation, the Company and Mr. Horn entered into a Separation Agreement (the “Agreement”).  The Agreement provides that Mr. Horn will receive a separation payment of $42,469 in exchange for canceling his outstanding and vested in-the-money options and in lieu of severance or any post-termination salary continuation.  Mr. Horn released all claims that he might have against the Company and agreed for 12 months not to solicit Company customers and prospects and for 18 months not to encourage Company employees to terminate their employment with the Company or solicit them for employment.

The foregoing summary of the Agreement is qualified in its entirety be reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No	Description

10.1	Separation Agreement with Jeffrey E. Horn, dated August 1, 2006

10.2	Press Release dated August 4, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 4, 2006

ARI NETWORK SERVICES, INC.

By:  /s/ Brian E. Dearing

Brian E. Dearing

Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement with Jeffrey E. Horn, dated August 1, 2006

10.2	Press release dated August 4, 2006

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